Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE		July 21, 2017
BUTLER NATIONAL CORPORATION REPORTS FOURTH QUARTER AND FISCAL YEAR END FINANCIAL RESULTS AND CONFERENCE CALL Revenue Increased 13% Year Over Year, Fourth Quarter Revenue Increased 27%

[OLATHE, KANSAS] July 21, 2017 - Butler National Corporation (OTC QB: BUKS), a leader in the growing global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups, announces its financial results for the fourth quarter fiscal 2017 and year ended April 30, 2017. In conjunction with the release, the Company has scheduled a conference call Tuesday, July 25, 2017 at 10:00 AM Central Daylight Time.

What: Butler National Corporation Fourth Quarter and Fiscal Year-End Results Conference Call

When: Tuesday, July 25, 2017 - 10:00AM Central Daylight Time

How: Live via phone by dialing 877-358- 7305. Code: Butler National Corporation. Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corporation, will be leading the call and discussing results of the fourth quarter and fiscal year-end financial results, the status of existing and new business, and an outlook for fiscal 2018.

Historical selected financial data related to all operations:
Year Ended April 30			Quarter Ended April 30
(In thousands except per share data)			(In thousands except per share data)
	2017	2016	2017	2016
Net Revenue	$ 50,619	$ 44,794	$ 15,122	$ 11,925
Operating Income	3,500	622	1,503	418
Net Income (Loss)	1,534	24	777	381
Total Assets	42,778	42,697	42,778	42,697
Long-term Obligations	3,347	5,218	3,347	5,218
Stockholders' Equity	28,296	26,098	28,296	26,098
Weighted Average Shares – Diluted	63,456	62,263	63,456	62,263
Diluted Earnings per Share	0.02	0.00	0.01	0.01
New Product Research and Development Cost	1,479	1,838	328	515

Management Comments:

"Fiscal 2017 was a successful year for Butler National Corporation. Revenue increased 13% to $50.6 million in fiscal 2017 from $44.8 million in fiscal 2016. Revenue from Professional Services increased 4% and revenue from Aerospace Products increased 32%. Butler National Corporation continues to focus on growth in international markets and through the development of new supplemental type certificates. This includes significant efforts in South America, Europe, Africa, and Asia.

Fiscal 2017 net income was $1.5 million compared to a net income of $24,000 in fiscal 2016. Fiscal 2017 operating margin was 7% compared to a 2% operating margin in fiscal 2016. We continue to work to improve efficiencies in our implementation, operational processes, and controlling general and administrative expenses.

The fourth quarter of fiscal 2017 was a positive quarter for Butler National Corporation. Revenue increased 27% to $15.1 million in fourth quarter fiscal 2017, as compared to $11.9 million in fourth quarter fiscal 2016. The fourth quarter of fiscal 2017 resulted in a net income of $777,000 compared to a net income of $381,000 in fourth quarter fiscal 2016. Backlog has decreased to $11.4 million at July 14, 2017 compared to a backlog of $11.8 million at July 22, 2016.

During fiscal 2017, we invested approximately $1.5 million in projects focused on product development of new products. We feel these expenditures for the design and development engineering, testing, and certification of new products may help stabilize our long-term revenue and enhance our profits.

This is an exciting time for Butler National Corporation.  Management and all employees are focused on the execution of our numerous business development opportunities as well as increasing revenue while managing costs. We believe we are positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value,” commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:

Revenue from Professional Services increased 4% to $30.8 million in fiscal 2017 from $29.8 million in fiscal 2016. The increase in Professional Services revenue was driven primarily by an increased revenue in gaming activities of $861,000. Costs increased 7% in fiscal 2017 to $19.1 million compared to $17.9 million in fiscal 2016. Costs were 62% of segment total revenue in fiscal 2017, compared to 60% of segment total revenue in fiscal 2016. Expenses decreased 2% in fiscal 2017 to $10.1 million compared to $10.3 million in fiscal 2016. Expenses were 33% of segment total revenue in fiscal 2017, compared to 35% of segment total revenue in fiscal 2016. Operating income from Professional Services increased 2% to $1.62 million in fiscal 2017 compared to $1.60 million in fiscal 2016.

Aerospace Products:

Revenue increased 32% to $19.8 million in fiscal 2017 compared to $15.0 million in fiscal 2016. We have invested in the development of several STC to install state of the art avionics. We aggressively market these both domestically and internationally. Costs increased 20% to $14.5 million in fiscal 2017 compared to $12.2 million in fiscal 2016. Costs were 74% of segment total revenue in fiscal 2017, compared to 81% of segment total revenue in fiscal 2016. Expenses decreased 12% in fiscal 2017 to $3.3 million compared to $3.8 million in fiscal 2016. Expenses were 17% of segment total revenue in fiscal 2017, compared to 25% of segment total revenue in fiscal 2016. Aerospace Products had an operating income of $1.9 million in fiscal 2017 compared to an operating loss of $975,000 in fiscal 2016.

Costs related to Professional Services and Aerospace Products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy. Expenses related to Professional Services and Aerospace Products include marketing and advertising, employee benefits, depreciation and amortization, general and administrative and other expenses.

Backlog:

As of April 30, 2017, our backlog totaled approximately $10.8 million. The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year. As of July 14, 2017, our backlog totaled approximately $11.4 million. This is standard for the industry in which modifications services and related contracts may take several months or years to complete. Such actions force backlog as additional customers request modifications, but must wait for other projects to be completed. There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing and Apache helicopters and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

Statements made in this report, filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can often be identified by the use of forward-looking terminology, such as “could,” “should,” “will,” “intended,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” “guidance” or “estimate” or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. The forward looking statements in this report are only predictions and actual events or results may differ materially. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

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